Exhibit 15.1

Corporate Governance Rules

Amended by the Board of Directors on January 26, 2010
These Corporate Governance Rules include the Company’s:
•	Charter of the Board of Directors
•	Charter of the Compensation Committee
•	Charter of the Corporate Governance and Nominating Committee
•	Charter of the Audit Committee

Effective: January 26, 2010

LABOPHARM INC.

Corporate Governance Rules

1.           FOREWORD

This document contains the corporate governance rules and practices (hereinafter the "Rules") established by the Board of Directors (hereinafter the "Board") of Labopharm Inc. (hereinafter "Labopharm" or the "Company").

These Rules shall be interpreted in accordance with applicable U.S. and Canadian securities legislation relating to corporate governance matters. In addition, the Rules shall be interpreted in light of the General By-laws of the Company as well as any existing Shareholder Agreement.

These Rules are intended as a "tool" to assist the Board in establishing and implementing the highest possible governance standards.  This document contains the charters of the Board and its committees, which set out how the Board of Directors and its members will discharge their duties and responsibilities.  The form or style of drafting of these Rules should not be substituted for the intent or decisions of the Board.

The Board continuously reviews its corporate governance practices and may make all amendments it deems necessary or useful in order to ensure the effectiveness of these Rules and complementary documentation.

The Board of Directors shall elect annually from among its members the following committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee, to be composed of at least three directors, each of whom shall qualify as independent directors, as determined by the Board and in accordance with the statutory and regulatory requirements applicable to the Company as in effect from time to time.  The Board of Directors shall also elect any other committee, for punctual or special purposes, such as a Special or a Strategic Committee.

No decision may be taken by the Board of Directors or by any of its Committees except at properly convened meetings at which a quorum of the Board or the Committee, as the case may be, is present or by a resolution in writing signed by all the members of the Board of Directors or the Committee, as the case may be.

Any member of a Committee may be removed or replaced at any time by the Board of Directors and shall cease to be a member of the Committee as soon as such member ceases to be a director.  Subject to the foregoing, each member of a Committee shall hold such office until the next annual meeting of shareholders after his or her election as a member of a Committee.

2.           RULES OF ENGAGEMENT OF DIRECTORS

The purpose of the Board is to promote the best interests of Labopharm by overseeing Labopharm’s business, strategy, policies, risk management, and performance.  The Board of Director’s fiduciary responsibilities must be executed lawfully, with due care, attention, fairness, and integrity, with loyalty to the Company (avoiding any conflicts of interest or confidentiality breaches) and in good faith.  In discharging themselves of their duties, members of the Board are expected to:

•	Invest the necessary time, energy, and effort to understand the business, attend Director education activities, and prepare for meetings.

•	Provide open, honest, and constructive feedback and criticism.

•	Attend all regularly scheduled Board and committee meetings; including executive sessions, dinners, annual shareholder meeting, and offsite retreats.

•	Relating to any issue, question, or concern, contact either the Chairman (if Board/President and Chief Executive Officer (“CEO”) related) or the CEO (if Company-related).

•	Provide timely and sound decision making; once a decision is reached, support management.

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•	Interact with third parties or Labopharm’s stakeholders only with the knowledge of the Board and or CEO.

•	Respond promptly to communication from other directors or from the management team.

•	Comply with the Rules and the Company’s corporate policies.

3.	CHARTER OF THE BOARD OF DIRECTORS

3.1
Purpose. The Board is responsible for overseeing the management of the Company’s business and affairs, with the objective of increasing value for its shareholders. The Board is responsible for the proper stewardship of the Company and, as such, it must efficiently and independently oversee the business and affairs of the Company which are managed on a day-to-day basis by management. The Board may delegate certain tasks to its committees. However, such delegation does not relieve the Board of its overall responsibilities with regards to the oversight of the Company.

All decisions of the Board must be made in the best interests of the Company.

3.2	Composition and Quorum. The Board shall be composed of a minimum of three (3) and a maximum of twenty-five (25) directors.

The majority of the members of the Board shall qualify as independent, as determined by the Board and in accordance with the statutory and regulatory requirements applicable to the Company as in effect from time to time.  The Board considers annually the independence of each of its members.

If the Company has a significant shareholder, in addition to a majority of independent directors, the Board shall include a number of directors who do not have interests in or relationships with either the Company or the significant shareholder and which fairly reflects the investment in the Company by shareholders other than the significant shareholder.

The quorum at any meeting of the Board shall be constituted by a majority of its directors holding office.

3.3           Responsibilities.  The Board shall have the following responsibilities:

Strategic Planning

•	Approving annually the Company’s strategic planning process and approving a strategic plan which takes into account, among other things, the opportunities and risks of the business;

•	Approving and monitoring the implementation of the Company’s annual business plan;

•	Advising Management on strategic issues.

Compensation and Performance Assessment

-	Chosing the President and Chief Executive Officer ("CEO") and approving the appointment of other officers;

•	Determining, jointly with the CEO, the corporate objectives and establishing expectations of management;

•	Monitoring and assessing the performance of the CEO and of senior management executives and approving their compensation, taking into consideration Board expectations and fixed objectives;

•	Monitoring management and Board succession planning processes;

•	Monitoring the size and composition of the Board and its committees based on competencies, skills and personal qualities sought in Board members;

•	Approving the list of Board nominees for election by shareholders;

•	Reviewing and approving the remuneration of directors;

•	Approving changes to the Stock Option Plan or to the terms of outstanding options;

•	Approving all stock-option grants.

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Financial Matters and Internal Controls

•	Monitoring the integrity and quality of the Company’s financial statements and the appropriateness of their disclosure;

•	Reviewing and approving the Company’s Annual Information Form, Management Proxy Circular, Management’s Discussion and Analysis, prospectuses;

•
Approving operating and capital budgets, the issuance of securities and, subject to the schedule of authority adopted by the Board, any transaction out of the ordinary course of business, including proposals on mergers, acquisitions or other major transactions such as investments or divestitures;

•	Determining dividend policies and procedures;

•
Taking all reasonable measures to ensure that appropriate systems are in place to identify business risks and opportunities and overseeing the implementation processes to manage these risks and opportunities.

•	Monitoring the Company’s internal control systems and management information systems;

•	Monitoring the Company’s compliance with applicable legal and regulatory requirements;

•	Reviewing periodically the Company’s corporate policies relating to trading and disclosure matters and monitoring compliance to such policies.

Corporate Governance Matters

•
Reviewing, on a regular basis, appropriate corporate governance structures and procedures, including the identification of decisions requiring approval of the Board, and, where appropriate, measures for receiving shareholder feedback, and the adequate public disclosure thereof;

•
Adopting and reviewing, on a regular basis, the Company’s Code of Ethics and Business Conduct applicable to the Company’s directors, its CEO, its financial officers and its other officers and employees and monitoring compliance with such code;

•	Taking all reasonable measures to ensure the annual performance assessment of the Board, Board committees, Board and committee chairs and individual directors;

•	Adopting orientation and education programs for directors.

3.4	Method of Operation.

•
Meetings of the Board of Directors are held at least quarterly and as required; in addition, one or more meetings of the Board of Directors will be set aside every year for strategic planning purposes.

•	The Secretary or any other person designated by the Board shall act as the Board’s Secretary.

•
The Chairman develops the agenda for each meeting of the Board in consultation with the CEO and the Secretary. The agenda and the appropriate material are provided to directors in a timely manner prior to any meeting of the Board.

•	Independent directors meet periodically without management and other non-independent directors present.

•	The Board periodically reviews this Charter, as conditions dictate.

Nothing contained in this Charter is intended to expand applicable standards of conduct under statutory or regulatory requirements for the members of the Board of Directors.

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4.	CHARTER OF THE COMPENSATION COMMITTEE

4.1
Purpose. The Compensation Committee (the "Committee") of the Company is a committee of the Board which assists the Board in discharging its responsibilities relating to executive hiring, assessment, compensation and succession planning. This Charter complements Section 8 of By-law No. One of the Company which deals with the constitution of committees and procedural rules at their meetings.

4.2           Objectives.

The objectives of the Committee are to:

•	help the directors meet their responsibilities and duties with respect to executive hiring, assessment, compensation and succession planning;

•	ensure a compensation policy and practice that is supportive of the Company’s business strategies and that appropriately links senior management performance and compensation.

4.3           Composition and Quorum.

•
The Committee shall be composed of at least three directors, each of whom qualifies as an independent director, as determined by the Board, and in accordance with the statutory and regulatory requirements applicable to the Company as in effect from time to time. The members of the Committee shall be appointed and destituted by the Board of Directors on recommendation of the Corporate Governance and Nominating Committee.

•	The Chairman of the Committee shall be appointed by the Board of Directors.

•	The quorum of the Committee shall be constituted by a majority of its members.

4.4           Responsibilities.

The Committee shall have the following responsibilities:

•	Ensure that appropriate processes are in place regarding succession planning for the position of President and Chief Executive Officer (“CEO”) and other senior management positions;

•	Establish and review the overall compensation philosophy of the Company;

•	Review and recommend corporate goals and objectives relevant to compensation;

•
Establish a compensation system of programs designed to achieve corporate goals and objectives. Specific programs include salary, merit increases, incentive compensation plans, equity-based plans, benefits, perquisites and pensions, if any;

•
Based on the evaluation of performance against corporate goals and objectives, annually review and recommend to  the Board of Directors the goals and objectives that the CEO is expected to attain, assess the CEO in light of these goals and objectives and recommend to the Board of Directors the CEO’s compensation (including the appropriate level of base compensation, bonus and other incentive);

•	Review and approve CEO’s proposal regarding the compensation of each non-CEO executive officer, and recommend approval of same to the Board of Directors;

•	Review and approve employment agreements, severance agreements, and change-in-control agreements or provisions;

•	Consider such compensation issues as it considers appropriate or as may be referred to it by the Board of Directors;

•	Establish compensation packages for members of the Board of Directors;

•
Review annually the level of ownership of shares of the Company by the various officers and directors and encourage share ownership by officers and directors. Monitor compliance with the rules and guidelines of the Company’s equity-based plans;

•	Review the annual Compensation Discussion and Analysis on executive compensation as required by public disclosure requirements before it is publicly disclosed;

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4.5           Method of Operation.

•	Meetings of the Committee are held at least quarterly and as required.

•	The Secretary or any other person designated by the Committee shall act as the Committee’s Secretary.

•
The Chairman of the Committee establishes the agenda for each meeting of the Committee in consultation with the CEO and the Secretary. The agenda and the necessary documents are provided to members of the Committee in a timely manner prior to any meeting of the Committee.

•	The Chairman of the Committee reports on a regular basis to the Board about the Committee’s proceedings, findings and recommendations.

•
In performing its functions, the Committee may retain, at the Company’s expense, independent consultants, external legal counsel, and other expert advisors as it deems necessary, and it shall have sole discretion over the hiring, firing and compensation of such consultants.

•
The Committee shall have access to such officers and employees of the Company, its independent auditors, legal counsel and to such information respecting the Company as it considers necessary or advisable in order to perform its duties and responsibilities.

•	The Committee annually assesses its respect of the Code of Ethics and Business Conduct and the Chairman of the Committee reports to the Corporate Governance and Nominating Committee thereon.

Nothing contained in this Charter is intended to expand applicable standards of conduct under statutory or regulatory requirements for the members of the Compensation Committee.

5.	CHARTER OF THE CORPORATE GOVERNANCE & NOMINATING COMMITTEE

5.1
Purpose. The Corporate Governance and Nominating Committee (the "Committee") of the Company is a committee of the Board which assists the Board in developing the Company’s approach to corporate governance issues, proposing new Board nominees and assessing the effectiveness of the Board and its committees, their respective chairs and individual directors. This Charter complements Section 8 of By-law No. One of the Company which deals with the constitution of committees and procedural rules at their meetings.

5.2           Objectives.

The objectives of the Committee are to:

•
help the directors meet their responsibilities and duties by recommending candidates for election as directors, as well as directors to be selected on Board committees, ensure proper delineation of the roles, duties and responsibilities of management, the Board, and its committees;

•	help the directors meet their responsibilities and duties with regard to corporate governance functions by ensuring appropriate corporate governance.

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5.3           Composition and Quorum.

•
The Committee shall be composed of at least three directors, each of whom qualifies as an independent director, as determined by the Board, and in accordance with the statutory and regulatory requirements applicable to the Company as in effect from time to time. The members of the Committee shall be appointed and destituted by the Board of Directors.

•	The Chairman of the Committee shall be appointed by the Board of Directors.

•	The quorum of the Committee shall be constituted by a majority of its members.

5.4           Responsibilities.

The Committee shall have the following responsibilities:

Board Meetings

•
Establish procedures for Board of Directors' meetings and otherwise ensure that processes, procedures and structures are in place to ensure that the Board of Directors functions independently of management and without conflicts of interest.

Board and Committee Structure and Membership

•	Monitor the size and composition of the Board to ensure effective-decision making.

•
Create and administer a nominating process and criteria for selecting directors by regularly assessing the qualifications, personal qualities, business background and diversified experience of the Board of directors and the Company’s needs.

•	Develop a director orientation and educational program and recommend to the Board of Directors specific education programs for individual Directors.

•	Recommend allocation of directors of the Company to the various committees.

•	Identify and propose to the Board of Directors from time to time new nominees to the Board of Directors and qualified candidates for the filling of vacancies on the Board of Directors.

•
Review all shareholder proposals submitted to the Company (including any proposal relating to the nomination of a member of the Board of Directors) and the timeliness of the submission thereof and recommend to the Board of Directors appropriate action on each such proposal.

•
Develop and monitor appropriate processes for the periodical assessment of the effectiveness of directors, the Board of Directors and the various committees of the Board of Directors based on appropriate criteria:

•	Provide recommendations to the Board of Directors on the effectiveness of the Board of Directors and its committees and the contribution of each of the Company’s directors.

Corporate Governance

•
Develop for approval by the Board, monitor and oversee the disclosure of appropriate corporate governance structures and procedures, including the identification of decisions requiring approval of the Board.

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Code of Ethics and Business Conduct

•
Review and recommend to the Board of Directors a Code of Ethics and Business Conduct (the "Code of Ethics") which at a minimum shall (i) comply with any requirements established by any Regulatory Body (as defined below) and applicable statute, rule or regulation that the Committee deems relevant, (ii) address conflicts of interest and full and fair disclosure and compliance with laws, (iii) encourage reporting of any illegal or unethical behavior and expressly prohibit retaliation of any kind for any such reports or complaints, (iv) provide clear and objective standards for compliance with the Code of Ethics and a fair process by which to determine violations thereof, and (v) contain an enforcement mechanism.

•
Review and assess the adequacy of the Code of Ethics on a periodic basis, but at least annually.  The Committee shall recommend any modifications to the Code of Ethics to the Board of Directors for approval.

•
Collaborate with the Company’s officers and General Counsel to disclose publicly any amendments to the Code of Ethics required to be disclosed by the regulatory requirements applicable to the Company, as in effect from time to time, and any exchange upon which securities of the Company are traded, or any governmental or regulatory body exercising authority over the Company (each a "Regulatory Body" and collectively, the "Regulatory Bodies" as in effect from time to time).

•
Direct members of the Company’s senior management to report any allegations of violations of or non-compliance with the Code of Ethics to the Committee and to inform employees that such violations should be reported and to make themselves reasonably available to receive complaints of any such violations.

•	Be available to the Board of Directors and members of the Company’s senior management team to consult with and to resolve reported violations or instances of non-compliance with the Code of Ethics.

•
Instruct outside legal counsel to report to the Committee any evidence of a material violation of the Code of Ethics by any officer or director of the Company or any other person acting under the direction of any such person or any agent thereof that are not appropriately addressed by the Company’s CEO or, if the violation is made by the CEO, by the General Counsel.

•
Determine an appropriate response to material violations of or non-compliance with the Code of Ethics including, at the discretion of the Committee, reporting any material violations of or non-compliance with the Code of Ethics to any appropriate Regulatory Body.

•	Annually assess its respect of the Code of Ethics, receive the report of Chairs of other committees and report to the Board of Directors thereon.

•	Periodically review charters of the Board and its committees and reports to the Board thereon.

Establishment of Other Policies

•
Review and recommend to the Board of Directors other corporate policies such as the Trading Policy, the Policy Governing Director Nominations, Shareholder-Board Communications and Director Attendance at Meetings, and other relevant policies associated with ensuring an effective system of corporate governance.

General

•	Report on corporate governance as required by public disclosure requirements, including ensuring that policies and other matters are posted on the Company’s website as required by any Regulatory Body;

•	Review appropriate reports for public disclosure requirements, including annual Management Information Circular;

•	Undertake such other initiatives as are needed to help the Board of Directors deliver exemplary corporate governance.

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5.5           Method of Operation.

•	Meetings of the Committee are held at least quarterly and as required.

•	The Secretary or any other person designated by the Committee shall act as the Committee’s Secretary.

•
The Chairman of the Committee establishes the agenda for each meeting of the Committee in consultation with the President and Chief Executive Officer (“CEO”) and the Secretary. The agenda and the necessary documents are provided to members of the Committee on a timely manner prior to any meeting of the Committee.

•	The Chairman of the Committee reports on a regular basis to the Board about the Committee’s proceedings, findings and recommendations.

•
In performing its functions, the Committee may retain, at the Company’s expense, independent consultants, external legal counsel, and other expert advisors as it deems necessary and the Committee shall have sole discretion over hiring, firing and compensating any consultant hired.

•	The Committee periodically reviews this Charter, as conditions dictate, and reports to the Board on its adequacy.

•
The Committee shall have access to such officers and employees of the Company, its auditors, legal counsel and to such information respecting the Company as it considers necessary or advisable in order to perform its duties and responsibilities.

Nothing contained in this Charter is intended to expand applicable standards of conduct under statutory or regulatory requirements for the members of the Corporate Governance and Nominating Committee.

6.	CHARTER OF THE AUDIT COMMITTEE

6.1
Purpose. The Audit Committee (the "Committee") of Labopharm Inc. (the "Company") is a committee of the Board which assists the Board in overseeing the Company’s financial controls and reporting. The Committee also oversees the Company’s compliance with financial covenants and legal and regulatory requirements governing financial disclosure matters and financial risk management.  This Charter complements Section 8 of By-law No. One of the Company which deals with the constitution of committees and procedural rules at their meetings.

6.2           Objectives.

The objectives of the Committee are to:

•	help the directors meet their responsibilities and duties with respect to financial controls and reporting;

•	oversee the accounting and financial reporting processes of the Company and the audits of the financial statements and the system of internal controls of the Company;

•	assist in maintaining good communication between the directors and independent auditors;

•	assist in maintaining the independent auditors’ independence;

•	provide an open avenue of communication among the independent auditors, financial and senior management and the Board of Directors; and

•	maintain the credibility and objectivity of the Company’s financial information.

6.3           Composition and Quorum.

•
The Committee shall be composed of at least three directors, each of whom qualifies as independent directors, as determined by the Board, and in accordance with the statutory and regulatory requirements applicable to the Company as in effect from time to time. The members of the Committee shall be appointed by the Board of Directors on recommendation of the Corporate Governance and Nominating Committee.

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All members of the Committee shall be "financially literate" (meaning that all members of the Committee have the ability to read and understand a set of financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of those that can be reasonably expected to be raised by the Company’s financial statements). In addition, at least one member of the Committee shall have accounting or related financial management expertise, as the Board  of Directors interprets such qualification in its own business judgment, and may qualify as an "audit committee financial expert" under the rules of the U.S. Securitites and Exchange Act of 1934, as amended.

•
A member of the Committee may not, other than in his or her capacity as a member of the Committee, the Board of Directors or any other committee established by the Board of Directors, receive directly or indirectly from the Company any consulting, advisory or other compensatory fee from the Company or any subsidiary thereof.

•	The Chairman of the Committee shall be appointed by the Board of Directors.

•	The quorum at any meeting of the Committee is a majority of its members.

6.4           Responsibilities and Duties.

The Committee shall have the following responsibilities:

Accounting and financial reporting

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Review with representatives of management and representatives of the independent auditors the Company’s interim quarterly financial statements and the annual audited financial statements, the independent auditors’ report thereon, together with the related Management’s Discussion and Analysis and the related press release of the Company, prior to their public disclosure, and shall report thereon to the Board of Directors.

•
Satisfy itself that the Company's quarterly and annual audited financial statements, together with the related Management’s Discussion and Analysis, are fairly presented in accordance with generally accepted accounting principles and shall recommend to the Board of Directors whether the quarterly and annual financial statements, together with the related Management’s Discussion and Analysis, should be approved, before their disclosure and filing with appropriate regulatory authorities.

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Satisfy itself that the information contained in the Company's annual and quarterly financial statements, Annual Report to Shareholders and other financial publications, such as Management's Discussion and Analysis, the Annual Information Form (AIF) (and similar documentation required by the appropriate regulatory authorities), press releases relating to earnings and the information contained in a prospectus or registration statement does not contain any untrue statement of any material fact or omit to state a material fact that is required or necessary to make a statement not misleading, in light of the circumstances under which it was made.

•
Review the financial information contained in the AIF, Form 40-F, Management Proxy Circular, Prospectuses and the Quarterly reports on Form 6-K (including any Supplemental Disclosure documents thereto) and review other documents containing similar information and if appropriate, recommend their approval by the Board of Directors and their disclosure and filing with appropriate regulatory authorities.

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Satisfy itself that adequate procedures are in place for the review of the Company’s public disclosure of financial information extracted or derived from the Company’s financial statements, other than the financial statements, Management’s Discussion and Analysis and annual and quarterly earnings press releases, and periodically assess the adequacy of those procedures.

-	Review with management and the independent auditors the quality and the appropriateness of the Company’s accounting policies and any changes that are proposed to be made thereto.

•
Satisfy itself that the audit function has been effectively carried out and review with the independent auditors any audit problems or difficulties and management’s response thereto and resolve any disagreement between management and the external auditors regarding financial accounting and reporting.

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Disclosure controls and procedures, internal control and risk management

•
Monitor the quality and integrity of the Company’s financial and accounting systems and information management systems as well as the existence of proper operation of disclosure controls and procedures and internal control over financial reporting. In connection with fulfilling this responsibility, the Committee shall receive a report on at least an annual basis from the Company’s President and Chief Executive Officer (“CEO”) and Chief Financial Officer in connection with the such officers’ evaluation of internal control over financial reporting as to (1) all significant deficiencies and material weaknesses in the design and operation of internal control over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize, and report financial information; and (2) any fraud of which they are aware, whether or not material, that involves a member of management or other employees who have a significant role in the Company’s internal control over financial reporting. The Committee shall direct the actions to be taken and/or make recommendations to the Board of Directors of actions to be taken to the extent such disclosure indicates the finding of any significant deficiencies in internal control over financial reporting or fraud.

•
Obtain annually from the independent auditors, in connection with an audit report and prior to the filing of such audit report, a report presenting the adequacy of the internal and financial controls, specifically including (1) critical accounting policies and practices to be used, (2) all material alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, the ramifications of the use of these alternatives and the treatment preferred by the independent auditors, and (3) material communications between management and the independent auditor.

•	Review periodically management’s report assessing the effectiveness of the disclosure controls and procedures.

•
Satisfy itself that the Company has implemented appropriate systems of internal control over the safeguarding of the Company's assets and other "risk management" functions (including the identification of significant risks and the establishment of appropriate procedures to manage those risks and the monitoring of corporate performance in light of applicable risks) affecting the Company's assets, management, financial and business operations and the health and safety of its employees and that these are operating effectively; make appropriate recommendations to the Board of Directors in connection with the foregoing.

•	Review and approve the Company's Investment and Treasury policies and monitor compliance with such policies.

•
Review and approve all related party transactions for potential conflict of interest situations on an ongoing basis.  "Related party transactions" shall refer to transactions required to be disclosed pursuant to applicable securities regulations and stock exchange regulations or policies.

•
Review the integration of the external audit with the internal control program and review advice from the independent auditors relating to management and internal controls and the Company's responses to the suggestions made therein.

Independent Auditors

•
Approve the appointment, compensation, retention (including the authority not to retain or to terminate) and termination of any independent auditor and monitor their qualifications and performance.  The Board of Directors shall then put the nomination of the independent auditors to the vote of the Company’s shareholders.

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•	Oversee the work of the independent auditors engaged for the purpose of preparing or issuing an auditor’s report or performing other audit, review or attestation services for the Company;

•
Approve the basis and amount of the independent auditor’s fees and determine the appropriate funding for the compensation of any registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing any other audit review, or attestation services for the Company; any advisors employed by the Committee, and ordinary expenses of the Committee, and advise the Board of Directors of anticipated funding needs of the Committee

•
Satisfy itself, on behalf of the Board of Directors, that the independent auditors are "independent" of management and that they are ultimately accountable to the Board of Directors and the Committee as representatives of the shareholders, within the meaning given to such term in the rules and pronouncements of the Regulatory Bodies.

•
Review the annual written statement of the independent auditors delineating all their relationships with the Company and discuss any relationships or services that may impact on their objectivity or independence.

•	Review the audit plan with the independent auditors and management and approve the scope, extent and schedule of such audit plan.

•	Review and approve the Company’s hiring policies regarding current and former partners or employees of the present and former auditors of the Company.

•	Ensure the respect of the legal requirements regarding the rotation of the applicable partners of the independent auditors, on a regular basis, as required.

•
Approve in advance any and all audit and non-audit assignments awarded to independent auditors and adopt and implement policies for such pre-approval and review all remuneration paid to independent auditors, including for such additional audit and non-audit services, the whole in accordance with the Pre-approval policy for Audit and non-Audit services for the services to be provided by the independent auditors.

•
Establish effective communication processes with management and the Company’s internal and independent auditors to assist the Company to monitor objectively the quality and effectiveness of the relationship among the independent auditors, management and the Committee.

Legal Compliance

•	Review, with the Company's General Counsel, legal matters that could have a material impact on the Company's financial statements.

•
Ensure that the Company is in compliance with tax and financial reporting laws and regulations and satisfy itself, on behalf of the Board of Directors, that all material statutory deductions have been withheld by the Company and remitted to the appropriate authorities.

•	Establish procedures for:

a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters;

b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters (commonly referred to as the "Whistleblowing Policy"); and

c)	any other material matter.

•
Cause the CEO to investigate any allegations that any officer or director of the Company, or any other person acting under the direction of any such person, took any action to fraudulently influence, coerce, manipulate, or mislead any independent public or certified accountant engaged in the performance of an audit of the financial statements of the Company for the purpose of rendering such financial statements materially misleading and, if such allegations prove to be correct, take or recommend to the Board of Directors appropriate disciplinary action. Notwithstanding the foregoing, if the person in question is the CEO, the investigation shall be undertaken by the Committee.

•	Periodically review the Disclosure and Confidentiality Policy to ensure that it conforms to the applicable legal and regulatory requirements and report its recommendations to the Board.

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Budgets

•	Assist the Board of Directors in the review and approval of operational, capital and other budgets proposed by management.

General

•	Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board of Directors deems necessary or appropriate.

6.5           Method of Operation.

•	Meetings of the Committee are held at least quarterly and as required;

•	The Secretary or any other person designated by the Committee shall act as the Committee’s Secretary;

•
The Chairman of the Committee establishes the agenda for each meeting of the Committee in consultation with the CEO, the Chief Financial Officer and the Secretary. The agenda and the necessary documents are provided to members of the Committee on a timely basis prior to any meeting of the Committee.

•	The Chairman of the Committee reports on a regular basis to the Board about the Committee’s proceedings, findings and recommendations.

•	The Committee has at all times a direct line of communication with the independent auditors.

•	The Committee meets on a regular basis without management or the external auditors.

•	The Committee has the authority, in appropriate circumstances, to retain at the expense of the Company independent counsel and other advisors as it deems necessary to carry out its duties

•	The Committee has the right:

•	to inspect all the books and records of the Company and its subsidiaries;

•	to discuss such accounts and records and any matters relating to the financial position of the Company with the officers and auditors of the Company and its subsidiaries.

•	The Committee annually assesses its respect of the Code of Ethics and Business Conduct and the Chairman of the Committee reports to the Corporate Governance and Nominating Committee thereon.

•	The Committee periodically reviews this Charter, as conditions dictate, and reports to the Board on its adequacy.

•	The Corporate Governance and Nominating Committee annually supervises the performance assessment of the Committee and its members.

•	The Committee may invite such other persons to its meetings, as it deems necessary. The Controller and external auditors should be invited to make presentations to the Committee as appropriate.

Nothing contained in this Charter is intended to expand applicable standards of conduct under statutory or regulatory requirements for the members of the Audit Committee.

Office of the Corporate Secretary – Labopharm – January 26, 2010	13/13
Corporate Governance Rules